Exhibit 3.97(a)
FILED – Oklahoma Secretary of State #3512090825 12/20/2005 08:37
12/20/2005 12:50 PM OKLAHOMA SECRETARY OF STATE
SOS 4334890017
ARTICLES OF ORGANIZATION OF AN OKLAHOMA LIMITED LIABILITY COMPANY
TO: OKLAHOMA SECRETARY OF STATE 2300 N Lincoln Blvd., Room 101, State capitol Building Oklahoma City, Oklahoma 73105-4897 (405) 522-4560
The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:
1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. OR L.C. The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as co.):
North MacArthur Surgery Center, LLC
2. The street address of its principal place of business, wherever located:
15305 Dallas Parkway, Suite 1600 Addison TX 75001 Street address City State Zip Code
3. The name and street address of the resident agent in the state of Oklahoma:
The Corporation Company, 735 First National Building, 120 North Robinson, Oklahoma City, OK 73102 Name Street Address City State Zip code
(P.O. Boxes are not acceptable.)
4. The term of existence: perpetual
Articles of organization must be signed by at least one person who need not be a member of the limited liability company.
Dated: Dec 19, 2005
Signature:
Type or Print Name: Alex Jenkins
Address: 15305 Dallas Parkway suite 1600, Addison, TX 75001
(505 FORM 0073-1100)